SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                        __________________

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


 Date of Report(Date of Earliest Event Reported): August 6, 2002

                NOVA NATURAL RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


Colorado                        0-15078        84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)


Unit 4, 75 Sheilds Court, Markham, Ontario, Canada       L3R 9T4
(Address of principal executive offices)                (Zip Code)


                          (905)940-3827
        (Registrant's telephone number, including area code)

ITEM 1.  Change in Control

On July 31, 2002, pursuant to an Agreement entered into on June 27, 2002, Torita Electronic Hong Kong Ltd. closed the sale of its controlling block of $0.10 par value common shares (138,612,287 shares or 49.58%) in Nova Natural Resources Corporation to I-Legend Holdings Ltd ("I-Legend BVI") in exchange for a combined 5% stake in I-Legend.com Ltd. and SoftTel Technologies Incorporated, two associated companies owned by Mr. Paul Tong of Toronto, Ontario, Canada, the principal of I-Legend BVI.

I-Legend.com Ltd. is the exclusive North America distributor for Legend Computers Ltd. of the People's Republic of China. Legend Computers Ltd.
is the top computer manufacturer and marketer in china, representing more than 30% of overall computer sales in the chinese market. I-Legend.com Ltd. is also one of six exclusive distributors of Microsoft Corporation's products in Canada.

Softtel Technologies Inc. is a designer, manufacturer and service provider of computing solutions for the application server market. It holds marketing and distribution rights for certain patented and patent pending technologies, several of which it will be joint venturing with Nova.

Three new members have agreed to serve on Nova's board of directors: Mr. Paul Tong, Mr. Paul Cranmer, and Mr. Michael Lyons. Mr. Tong is the principal and founder of I-Legend.com Ltd., Softtel Technologies Inc., and I-Legend Holdings Ltd. He has more than 15 years of information technology ("IT") R&D, marketing and distribution experience. Mr. Lyons served as director of sales for a major telecommunications company for over 3 years and has more than 10 years of sales experience in it and telecommunications. Mr. Cranmer has more than 5 years of marketing experience in telecommunications and IT solutions. All three are executives of I-Legend.com Ltd. and Softtel Technologies Inc. Mr. Tong will be chairman of Nova's board and the company's chief executive officer.

The three new directors bring more than 30 years combined experience in manufacturing, research and development, marketing and sales in both China and the North American high-technology marketplace to the company.

Mr. Edward T.S. Chan will continue to serve the Company as President and a member of the Board of Directors.

The Agreement provides that I-Legend Holdings Ltd. will inject sufficient cash flow into the company to advance corporate objectives.

The agreement FURTHER provides that under new management, a general shareholders meeting will be held to obtain shareholders approval to increase share capital, reverse split the shares, change the name of the company from Nova Natural Resources Corporation to I-Legend Corporation, and elect Directors. The new management team intends to initiate a new business plan for the Company, providing a framework for both horizontal and vertical growth.

The plan includes:
a) Restructuring the manufacturing arm in China to bring the facilities up to WTO standards. Its mission is to attract and invite prospective North American consumer products companies to take positions in the ever-growing consumer markets in China. The company can provide turnkey manufacturing, marketing and distribution operations for these clients.
b) Launching a new line of personal computers in North America, manufactured in China, incorporating the newly patented technology by SoftTel Technologies Incorporated.
c) Seeking joint venture partners and seed capital to kick-start the company's Chinese farming intranet services supply and business manager contract.
d) Identifying high-growth small capitalization companies in China, especially in the emerging market sectors, as merger and acquisition candidates to expand and strengthen Nova's balance sheet and position the Company for increased participation in the growth of the Chinese markets.

The Registrant's corporate office has been moved to Toronto, Ontario, Canada. The Company's new address is: Unit 4, 75 Sheilds Court, Markham, Ontario, Canada l3R 9T4. The Company's telephone number is 905 940 3827.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            NOVA NATURAL RESOURCES CORPORATION


            By:  /s/ Edward T.S. Chan
            ____________________________________
               Edward T.S. Chan, President


Date:  August 4, 2002